                               [GRAPHIC OMITTED]

           At Your Request,
           Approved Financial Corp. is pleased to provide you with the enclosed information for your review.


                             What's Inside:

                             investor order form

                             reply envelope

                             prospectus

                             rate supplement





                 POSTMASTER DELIVER TO THE FOLLOWING ADDRESSEE








                           APPROVED FINANCIAL CORP.

                        1716 Corporate Landing Parkway
                        Virginia Beach, Virginia 23454

                         [insert new toll free number]

                              Investor Order Form
                        (place in the prepaid envelope)

INVESTOR: Please fill in ALL terms and amounts on the order form below.
--------------------------------------------------------------------------------

CERTIFICATES OF INVESTMENT
Enclosed is my check for the purchase of an Approved Financial Corp. Certificate(s) of Investment.($5,000 minimum per certificate $2,000 minimum if custodial self-directed IRA)

Please check one of the following interest payment options:
[ ] Compound interest daily and pay at maturity. (NOTE: If no interest option is checked, interest will be compounded daily and paid at maturity.)
[ ] Compound interest daily and pay interest by check. (available only on maturities of 12 months or longer)
        [ ] Monthly   [ ] Quarterly  [ ] Semi-Annually   [ ] Annually
I have indicated below the amount I wish to invest for each term selected:

Term __________________________                   Amount $ ____________________

Term __________________________                   Amount $ ____________________

Term __________________________                   Amount $ ____________________

Term __________________________                   Amount $ ____________________

The TOTAL Amount of my Certificate of Investment Purchase is $ ________________. Rates established at the date of purchase as set forth in the current Prospectus and Rate Supplement and fixed until maturity.

MONEY MARKET ACCOUNT
Enclosed is my check for the purchase of Approved Financial Corp. Money Market Account(s). Initial Rate is established at the date of purchase and is calculated as set forth in the current prospectus.

MY TOTAL MONEY MARKET ACCOUNT Purchase is $ _____________ (minimum $5,000, $2,000 minimum if custodial self-directed IRA)

Approved Financial Corp. Certificate(s) of Investment and Money Market Account(s) are not bank savings or deposit accounts and are not insured by the FDIC or any other governmental or private entity.

--------------------------------------------------------------------------------
INVESTOR: Please print all information below to complete your order.
--------------------------------------------------------------------------------

Registered Owner ________________________________ SSN/EIN ______________________

Telephone Number (____) _________________________ Date of Birth ________________

Street Address _________________________________________________________________

City ____________________________________________ State _______ Zip ____________

Second Joint Owner (if applicable) ______________ SSN __________________________

Beneficiary Name ________________________________ Beneficiary SSN ______________

Custodian's Name (Only one allowed by Law) _____________________________________

Minors Name _____________________________________ Minor's SSN __________________
Under the Uniform Gifts to Minors Act

Signature Verification
--------------------------------------------------------------------------------
Under penalties of perjury, I certify that:
1.  The social security number shown on this form is correct.
2. I have received the prospectus dated _______, 2001 and understand that Approved Financial Corp. Certificate(s) of Investment and Money Market Account(s) are not bank savings or deposit accounts and are not insured by the FDIC or any other governmental or private entity.
3. I am not subject to backup withholding, either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. Only cross out subpart (3) if you are subject to backup withholding.
4.    I am a bona fide resident of the state listed as my address above.

Signature of Registered Owner _____________________________ Date ______________
Joint Signature (if applicable)____________________________ Date ______________

Payment Instructions:
--------------------------------------------------------------------------------
Make your checks payable to (except for self-directed IRA accounts):
"Approved Financial Corp."
1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(For IRA Accounts, make payable to the Custodian of your IRA Account For Benefit of `investor name')

RATE SUPPLEMENT FORMAT EXAMPLE:

                           Approved Financial Corp.
                        BEGIN EARNING THESE HIGH RATES
                        prospectus supplement [ date ]


                          Certificates of Investment

Term                      Rate                    Annual Yield*
----                      ----                    -------------

3-5 mos.                   %                            %
6-11 mos.                  %                            %
12-17 mos.                 %                            %
18-23 mos.                 %                            %
24-29 mos.                 %                            %
30-35 mos.                 %                            %
36-47 mos.                 %                            %
48-59 mos.                 %                            %
60-119 mos.                %                            %
120 mos.                   %                            %
--------                   -                            -


                             Money Market Account
                                    Rate: %
                               Annual Yield: %*

    Minimum for Certificates of Investment and Money Market Accounts $5,000

                             For information, call
                         [INSERT NEW TOLL FREE NUMBER]

                               [GRAPHIC OMITTED]

        1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

APPROVED FINANCIAL CORP. IS A PUBLIC COMPANY. OUR COMMON STOCK TRADES ON THE OTC BULLITEN BOARD UNDER THE SYMBOL "APFN".

An offer can only be made by the Prospectus dated _____________, delivered in conjunction with this Rate Supplement dated _____. See "Risk Factors" for a discussion of certain factors, which should be considered in connection with an Investment in the Securities. Approved Financial Corp. Certificate(s) of Investment and Money Market Account(s) are not bank savings or deposit accounts and are not insured by the FDIC or any other governmental or private entity. You may obtain an additional copy of the prospectus, dated _____________ and Rate Supplement dated _______ free of charge from Approved Financial Corp. by calling [INSERT NEW TOLL FREE NUMBER].

These securities are available only to residents of the following states: [list states]

*The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The rates for the Certificates of Investment are available through
   (date)    . The interest rate paid on the Money Market Accounts is subject to
-------------
change from time to time at the Company's sole discretion provided that such a rate for each one-week period commencing on Sunday will be at least equal to the rate of the Thirteen Week U.S. Treasury Bills auctioned the immediately preceding Monday less one percent. Written notice of any decrease in rate will be provided to holders of such notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such notes.

BONUS RATE SUPPLEMENT FORMAT EXAMPLE:

                           Approved Financial Corp.
                      prospectus supplement [insert date]
                        BEGIN EARNING THESE HIGH RATES

                         Certificate(s) of Investment

--------------------------------------------------------------------------------------------------
Term              Rate         Annual Yield*           Bonus         Bonus Rate        Bonus Yield
--------------------------------------------------------------------------------------------------
3-5 mos.           %                 %                   %               %                 %
6-11 mos.          %                 %                   %               %                 %
12-17 mos.         %                 %                   %               %                 %
18-23 mos.         %                 %                   %               %                 %
24-29 mos.         %                 %                   %               %                 %
30-35 mos.         %                 %                   %               %                 %
36-47 mos.         %                 %                   %               %                 %
48-59 mos.         %                 %                   %               %                 %
60-119 mos.        %                 %                   %               %                 %
120 mos.           %                 %                   %               %                 %
Money Market
  Notes            %                 %                   %               %                 %
--------------------------------------------------------------------------------------------------

                            Money Market Account(s)
                                    Rate: %
                               Annual Yield: %*

 Minimum investment for Certificates of Investment and Money Market Accounts
           $5,000 ($2,000 for custodial self-directed IRA Accounts)

                              For information, call
                          [insert new toll free number]
                          -----------------------------

                                [GRAPHIC OMITTED]

         1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

An offer can only be made by the Prospectus dated _____________, delivered in conjunction with this Bonus Rate Supplement dated _____. See "Risk Factors" for a discussion of certain factors, which should be considered in connection with an Investment in the Securities. Approved Financial Corp. Certificate(s) of Investment and Money Market Account(s) are not bank savings or deposit accounts and are not insured by the FDIC or any other governmental or private entity. You may obtain an additional copy of the prospectus, dated _____________ free of charge from Approved Financial Corp. by calling [INSERT NEW TOLL FREE NUMBER].
                                                -----------------------------

These securities are available only to residents of the following states: [list
                                                                          -----
blue sky states]
----------------

*The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The rates for the Certificates of Investment are available
through    (date)   . The interest rate paid on the Money Market Accounts is
        ------------
subject to change from time to time at the Company's sole discretion provided that such a rate for each one-week period commencing on Sunday will be at least equal to the rate of the Thirteen Week U.S. Treasury Bills auctioned the immediately preceding Monday less one percent. Written notice of any decrease in rate will be provided to holders of such notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such notes.